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                  SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549


                               FORM 8-K

                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  July 2, 1996
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                     Rock Bottom Restaurants, Inc.
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        (Exact name of registrant as specified in its charter)



         Delaware                0-24502          84-1265838
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(State or Other Jurisdiction   (Commission       (IRS Employee
     of Incorporation)         File Number)    Identification No.)



1050 Walnut Street, Suite 402, Boulder, Colorado       80302
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(Address of Principal Executive Offices)             (Zip Code)



Registrant's telephone number, including area code:  (303) 417-4000
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(Former name or former address, if changed since last report):  N/A
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ITEM 5.  OTHER EVENTS.
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          On July 2, 1996, Rock Bottom Brewery Restaurants, Inc.
("Rock Bottom") closed its $20 million bank revolving credit facility with Norwest Bank. The loan bears interest at a floating rate of 1.50% (and later 1.75%) above the LIBOR rate and converts to a three-year term loan after two years or three years upon agreement of the parties. The loan includes customary financial covenants and ratios and restrictions on investment and acquisitions.

          On July 8, 1996, Rock Bottom acquired an indirect 50% equity interest in Trolley Barn Brewery, Inc. ("Trolley Barn") in exchange for 452,080 shares of Rock Bottom common stock, $0.01 par value. In connection with the acquisition, Rock Bottom also agreed to certain licensing and development arrangements pursuant to which Trolley Barn would develop restaurants throughout the southeastern United States utilizing various names, including Rock Bottom Brewery and Old Chicago, and concepts licensed by Rock Bottom. The purchase price of 452,080 shares of Rock Bottom common stock was negotiated by the parties based on a value of $5,000,000 for 50% of Trolley Barn and the share price of Rock Bottom common stock during the ten days immediately preceding Rock Bottom's public announcement of the Trolley Barn acquisition on June 4, 1996.

          Trolley Barn operates brew pub restaurants in the southeastern United States under the trade name of Big River Grille & Brewing Works ("Big River"). Trolley Barn has two pending trademark applications for use of the Big River name. Trolley Barn's current operations consist of three Big River brew pub restaurants located in Chattanooga and Nashville, Tennessee and at Disney's Boardwalk adjacent to WALT DISNEY WORLD in Lake Buena Vista, Florida. Trolley Barn plans to open another Big River brew pub restaurant in Greenville, South Carolina during 1996.

          In connection with the acquisition, Trolley Barn received a non-transferable license to use certain Rock Bottom marks and to develop restaurants using the licensed marks. Trolley Barn's use of certain brew pub restaurant names and concepts would be limited to:
Alabama, Arkansas, Florida (north of West Palm Beach), Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee. Trolley Barn's use of Rock Bottom's Old Chicago name and concept is limited to: Florida, Georgia, North Carolina, South Carolina, and Tennessee. The license also includes development schedules for these territories.

          Pursuant to a shareholder agreement, Rock Bottom and the selling Trolley Barn shareholders (the "TBB Shareholders") agreed on board representation and provided for certain first refusal, co-sale, and preemptive rights.

          Rock Bottom received the right to purchase the remaining 50% of Trolley Barn from the TBB Shareholders. This option is exercisable at any time between four and six years after the closing of the Trolley Barn acquisition or upon a change in control of the ownership of the 50% of Trolley Barn to be retained by the TBB Shareholders.
The option price is based upon a multiple of earnings, plus cash and less debt. If Rock Bottom exercises
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its option, the TBB Shareholders have the right to purchase from Rock
Bottom the Big River restaurant in Chattanooga.

          Pursuant to a registration rights agreement, the TBB
Shareholders have certain registration rights pursuant to which Rock Bottom is required to use its reasonable best efforts to register certain of their shares by May 30, 1997.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
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          (a)  Financial statements of businesses acquired.
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               Not applicable.

          (b)  Pro forma financial information.
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               Not applicable.

          (c) Exhibits.
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               2.1  Loan Agreement for $20,000,000 Revolving Line of
Credit from Norwest Bank Colorado, National Association, First
Security Bank of Idaho, N.A., and West One Bank, Idaho to Rock Bottom Restaurants, Inc., dated July 2, 1996.

               2.2 Stock Purchase Agreement, dated June 4, 1996, between Rock Bottom, Trolley Barn, TBB Acquisition Group, Inc., TBB Holding Company, and the TBB Shareholders.

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              ROCK BOTTOM RESTAURANTS, INC.



Date:  July 18, 1996          By: William S. Hoppe
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                                 William S. Hoppe
                                 Chief Financial Officer